UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2005, the Compensation Committee of the Board of Directors of CSG Systems International, Inc. (the “Company”) approved the Company performance targets under the 2005 Defined Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment of annual incentive compensation to eligible Company employees, including the Company’s executive officers. Under the Bonus Plan, participants are eligible to receive a bonus equal to 70% - 200% of their pre-determined individual bonus targets, with the Bonus Plan payout percentage based upon the achievement of targeted total Company revenues and pretax income. If the lower end of the ranges of the targeted amounts are not achieved, then no payouts are earned under the Bonus Plan.

The executive officers eligible to participate in the Bonus Plan are as follows: (i) John “Hank” Bonde; (ii) Peter E. Kalan; (iii) Edward C. Nafus; (iv) Alan Michels; and (v) Robert M. Scott. As disclosed in a Form 8-K dated December 20, 2004, Neal C. Hansen, Chairman and Chief Executive Officer, will not receive any amounts under the Bonus Plan as a result of his announced retirement in June 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

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